Exhibit 4.4

Execution Version

SECOND LIEN SECURITY AGREEMENT

THIS SECOND LIEN SECURITY AGREEMENT, dated as of October 6, 2010 (as amended, modified or supplemented from time to time, the “Agreement”), among Texas Competitive Electric Holdings Company LLC, a Delaware limited liability company (the “Company”), TCEH Finance, Inc. (“TCEH Finance” and, together with the Company, the “Issuers”), a Delaware corporation and a direct, wholly-owned subsidiary of the Company, each of the Subsidiaries of the Company listed on the signature pages hereto or that becomes a party hereto pursuant to Section 8.13 (each such entity being a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and the Issuers are referred to collectively as the “Grantors”) and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent (in such capacity, the “Collateral Agent”) and as the Initial Second Priority Representative (as defined in the Intercreditor Agreement (as defined below)) for the benefit of the Second Lien Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to the Indenture dated as of the date hereof (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuers, the Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as trustee, the Issuers have issued $335,905,000 aggregate principal amount of 15% Senior Secured Second Lien Notes due 2021 (the “Notes”);

WHEREAS, each Subsidiary Grantor is a Guarantor and may be a guarantor of the Additional Second Lien Obligations; and

WHEREAS, the Grantors are similarly entering into on the date hereof, the Second Lien Pledge Agreement (as amended, modified or supplemented from time to time, the “Second Lien Pledge Agreement”) for the benefit of the Second Lien Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the purchasers to purchase the Notes (the holders from time to time of the Notes, the “Holders”) to purchase the Notes and to induce the parties to any of any Additional Second Lien Agreements to make their respective advances or to purchase notes thereunder, the Grantors hereby agree with the Collateral Agent, for the ratable benefit of the Second Lien Secured Parties, as follows:

1. Defined Terms.

(a) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture.

(b) Unless otherwise defined herein or in the Indenture, terms defined in the Intercreditor Agreement and used herein shall have the meanings given to them in the Intercreditor Agreement.

(c) Terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC, including the following terms (which are capitalized herein): Account, As-Extracted Collateral, Certificated Securities, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Documents, Fixtures, Instruments, Inventory, Letter-of-Credit Right, Securities, Securities Account, Security Entitlement, Supporting Obligation, and Tangible Chattel Paper.

(d) The following terms shall have the following meanings:

“Additional Second Lien Agreement” shall mean any indenture, credit agreement or other document, instrument or agreement, if any, pursuant to which any Grantor has or will incur Additional Second Lien Obligations; provided that, in each case, the Indebtedness thereunder has been designated as Additional Second Lien Obligations pursuant to and in accordance with Section 8.17.

“Additional Second Lien Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Grantor arising under any or all Additional Second Lien Agreements (including, without limitation, the principal of and interest accrued on any notes issued pursuant to any thereof) and each other agreement issued in connection with any thereof, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Grantor or any Affiliate thereof of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, in each case, that have been designated as Additional Second Lien Obligations pursuant to and in accordance with Section 8.17.

“Additional Second Lien Secured Party Consent” shall mean a consent in the form of Annex C to this Agreement executed by the Authorized Representative of any holders of Additional Second Lien Obligations pursuant to Section 8.18.

“Agreement” shall have the meaning specified in the preamble.

“Applicable Law” shall mean, as to any Person, any law (including common law), statute, regulation, ordinance, rule, order, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Government Authority (including the PUCT and ERCOT), in each case applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property or assets is subject. Applicable Laws shall also include commitments, undertakings and stipulations (a) relating to Oncor and its Subsidiaries as set forth in the Joint Report and Application of Oncor Electric Delivery Company and Texas Energy Future Holdings Limited Partnership Pursuant to Public Utility Regulatory Act 14.101 before the PUCT, to the extent such commitments, undertakings and stipulations are embodied in a final order issued by the PUCT and (b) relating to Security Parties and their Affiliates other than Oncor and its Subsidiaries.

“Authorized Officer” shall mean the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Treasurer, the Assistant Treasurer, any Executive Vice President, Senior Vice President or Vice President, and with respect to certain limited liability companies or partnerships that do not have officers, any manager, managing member or general partner thereof, any other senior officer of the Company or any other Security Party designated as such in writing to the Collateral Agent by the Company or any other Security Party, as applicable. Any document delivered hereunder that is signed by an Authorized Officer shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of the Company or any other Security Party and such Authorized Officer shall be conclusively presumed to have acted on behalf of such Person.

“Authorized Representative” shall mean (i) the Trustee with respect to the Indenture and (ii) any duly authorized agent, trustee or representative of any other Second Lien Secured Party under Additional Second Lien Agreements designated as “Authorized Representative” for any Second Lien Secured Party in an Additional Second Lien Secured Party Consent delivered to the Collateral Agent.

“Bundled Payment” shall mean an amount paid or payable by an obligor to a Grantor pursuant to a bundled bill, which amount includes both (a) Excluded Property under clauses (a) or (c) (or both such clauses) of the definition of such term, and (b) other amounts.

“Bundled Payment Amount” shall mean amounts paid or payable to any Grantor and described in clause (b) of the definition of Bundled Payment.

“Change in Law” shall mean (a) the adoption of any Applicable Law after the date of this Agreement, (b) any change in any Applicable Law or in the interpretation or application thereof by any Government Authority after the date of this Agreement or (c) compliance by any party with any guideline, request, directive or order issued or made after the date hereof by any central bank or other governmental or quasi-Government Authority (whether or not having the force of law).

“Collateral” shall have the meaning provided in Section 2.

“Collateral Account” shall mean any collateral account established by the Collateral Agent as provided in Section 5.1 or Section 5.3.

“Collateral Agent” shall have the meaning provided in the preamble to this Agreement.

“Conduit Purchase Agreement” means the Fourth Amended and Restated Trade Receivables Purchase and Sale Agreement, dated as of August 4, 2003, as amended, among TXU Receivables Company, as Seller, TXU Business Services Company, as Collection Agent, the purchasers party thereto, the Managing Agents party thereto, and the Administrative Agent named therein.

“Consolidated Total Assets” shall mean, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption), after intercompany eliminations, on a consolidated balance sheet of the Company and the Restricted Subsidiaries at such date.

“Contractual Requirement” shall mean any term, covenant, condition or provision of any material indenture (including the Existing Notes Indentures), loan agreement, lease agreement, mortgage, deed of trust or other material agreement or instrument to which either or both Issuers or any Restricted Subsidiary is a party or by which it or any of its property or assets is bound.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any copyright now or hereafter owned by any Grantor (including all Copyrights) or that any Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“copyrights” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (i) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (ii) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.

“Copyrights” shall mean all copyrights now owned or hereafter acquired by any Grantor, including those referred to on Schedule 1.

“Energy Plaza Lessee” shall have the meaning provided in Section 8.16.

“equipment” shall mean all “equipment,” as such term is defined in Article 9 of the UCC, now or hereafter owned by any Grantor or to which any Grantor has rights and, in any event, shall include all machinery, equipment, furnishings, movable trade fixtures and vehicles now or hereafter owned by any Grantor or to which any Grantor has rights and any and all Proceeds, additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto; but excluding equipment to the extent it is subject to a Lien, in each case permitted by the Indenture and any equivalent provision of each Additional Second Lien Agreement and the terms of the Indebtedness secured by such Lien prohibit assignment of, or granting of a security interest in, such Grantor’s rights and interests therein (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law); provided, that immediately upon the repayment of all Indebtedness secured by such Lien, such Grantor shall be deemed to have granted a Security Interest in all the rights and interests with respect to such equipment.

“Event of Default” shall mean an “Event of Default” under and as defined in the Indenture or any Additional Second Lien Agreement.

“Excluded Lease Rights” shall mean any Operating Lease Rights to the extent that, pursuant to the terms of an Operating Lease, the granting of a Security Interest or Lien in such Operating Lease Rights (i) would be prohibited without the consent by any other party thereto (other than a Security Party or the Parent Guarantor), unless all such consents have been obtained, or (ii) would represent a breach or default thereunder or give any other party thereto (other than a Security Party or the Parent Guarantor) the right to terminate its obligations or the Grantor’s rights thereunder with or without the lapse of time, the giving of notice, or both (other than to the extent that any such prohibition, restriction or obligation referred to in clauses (i) and (ii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consent or comply with such obligations).

“Excluded Property” shall mean (a) Receivables Facility Assets purported to be sold, contributed or pledged by any Participating Receivables Grantor pursuant to a Permitted Receivables Financing (which shall be deemed to include “Receivable Assets” as defined in the Existing Securitization Documentation), (b) collections or proceeds of Receivables Facility Assets repurchased by a Participating Receivables Grantor pursuant to the provisions of a Permitted Receivables Financing, while such collections or proceeds are in a lockbox, collateral account or similar account established pursuant to such Permitted Receivables Financing to receive collections of Receivables Facility Assets or are in an account subject to an intercreditor agreement related to Transition Charges or Transition Property, (c) amounts payable to any Grantor that such Grantor is collecting on behalf of Persons that are not Grantors, including Transition Property and Transition Charges, and any customer deposits related to the foregoing, and (d) any Bundled Payment Amounts, while such Bundled Payment Amounts are in a lockbox, collateral account or similar account established pursuant to a Permitted Receivables Financing to receive collections of Receivables Facility Assets or are in an account subject to an intercreditor agreement related to Transition Charges or Transition Property.

“Excluded Stock and Stock Equivalents” shall mean:

(i) any Stock or Stock Equivalents with respect to which, in the reasonable judgment of the Collateral Agent (confirmed in writing by notice to the Company), the cost or other consequences (including any adverse tax or accounting consequences) of pledging such Stock or Stock Equivalents in favor of the Second Lien Secured Parties under the Security Documents shall be excessive in view of the benefits to be obtained by the Second Lien Secured Parties therefrom,

(ii) solely in the case of any pledge of Voting Stock of any Foreign Subsidiary to secure the Second Lien Obligations, any Stock or Stock Equivalents of any class of such Foreign Subsidiary in excess of 65% of the outstanding Voting Stock of such class (such percentage to be adjusted upon any Change in Law as may be required to avoid adverse U.S. federal income tax consequences to the Company or any Subsidiary of the Company),

(iii) any Stock or Stock Equivalents to the extent the pledge thereof would violate any Applicable Law,

(iv) in the case of any Stock or Stock Equivalents of any Subsidiary of the Company that is not a Wholly Owned Subsidiary of the Company or any Subsidiary Guarantor at the time such Subsidiary becomes a Subsidiary, any Stock or Stock Equivalents of each such Subsidiary to the extent (A) that a pledge thereof to secure the Second Lien Obligations is prohibited by any applicable Contractual Requirement (other than customary non-assignment provisions which are ineffective under the UCC or other Applicable Law or any Organizational Document), (B) any Contractual Requirement prohibits such a pledge without the consent of any other party; provided that this clause (B) shall not apply if (x) such other party is a Security Party, the Parent Guarantor or Wholly Owned Subsidiary or (y) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Company or any Subsidiary of the Company to obtain any such consent)) and for so long as such Contractual Requirement or replacement or renewal thereof is in effect, or (C) a pledge thereof to secure the Second Lien Obligations would give any other party (other than a Security Party, the Parent Guarantor or Wholly Owned Subsidiary) to any contract, agreement, instrument or indenture governing such Stock or Stock Equivalents the right to terminate its obligations thereunder (other than customary non-assignment provisions which are ineffective under the UCC or other applicable law),

(v) the Stock or Stock Equivalents of any Subsidiary of a Foreign Subsidiary,

(vi) any Stock or Stock Equivalents of any Subsidiary to the extent that (A) the pledge of such Stock or Stock Equivalents would result in adverse tax or accounting consequences to the Company or any Subsidiary as reasonably determined by the Company and (B) such Stock or Stock Equivalents have been identified in writing to the Collateral Agent by an Authorized Officer of the Company,

(vii) the Stock or Stock Equivalents of any Unrestricted Subsidiary, or Immaterial Subsidiary and

(viii) the Stock or Stock Equivalents of any Receivables Entity if, after using commercially reasonable efforts, the Company is unable to obtain the consent of the funding sources under the applicable Permitted Receivables Financing to the pledge of such Stock or Stock Equivalents.

“Excluded Tax” shall mean, with respect to the Collateral Agent, (a) net income taxes and franchise and excise taxes (imposed in lieu of net income taxes) imposed on the Collateral Agent and (b) any Taxes imposed on the Collateral Agent as a result of any current or former connection between the Collateral Agent and the jurisdiction of the Government Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising from the Collateral Agent having executed, delivered or performed its obligations or received a payment under, or having been a party to or having enforced, this Agreement or any Additional Second Lien Agreement).

“Existing Securitization Documentation” means the Conduit Purchase Agreement, the Parallel Purchase Commitment (as defined in the Conduit Purchase Agreement), the Receivables Contribution and Sale Agreement (as defined in the Conduit Purchase Agreement), and the other Transaction Documents (as defined in the Conduit Purchase Agreement), in each case as amended, and as may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

“General Intangibles” shall mean all “general intangibles” as such term is defined in Article 9 of the UCC and, in any event, including with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including (a) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guarantee with respect thereto, (c) all claims of such Grantor for damages arising out of any breach of or default thereunder and (d) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options thereunder, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a Security Interest pursuant to this Agreement in its right, title and interest in any such contract, agreement, instrument or indenture (i) is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto (other than a Security Party or the Parent Guarantor), (ii) would not give any other party (other than a Security Party or the Parent Guarantor) to any such contract, agreement, instrument or indenture the right to terminate its obligations thereunder or (iii) is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the other parties thereto (other than to the extent that any such prohibition referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); provided that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a Security Interest pursuant to this Agreement in any Subject Account or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

“Grantor” shall have the meaning assigned to such term in the recitals hereto.

“Guarantor Obligations” means all debts, liabilities, obligations, covenants and duties of each Subsidiary Guarantor arising under the Indenture, this Agreement, the Second Lien Pledge Agreement, any other agreement issued in connection with the Indenture, any or all Additional Second Lien Agreements and any other agreement issued in connection with any thereof, and the guarantee by each Subsidiary Guarantor of the Issuer Obligations, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising on account of principal, interest, guarantee obligations, reimbursement obligations, fees, indemnities, costs, charges, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent or any Second Lien Secured Party that are required to be paid by any Subsidiary

Guarantor pursuant to the terms of any of the foregoing agreements), and including interest and fees that accrue after the commencement by or against any Subsidiary Guarantor of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Immaterial Subsidiary” shall mean each Subsidiary of the Company that is not a Material Subsidiary.

“Indenture Documents” means the Indenture, the Notes, this Agreement, the Second Lien Pledge Agreement, the IP Security Agreements and all other agreements and instruments delivered in connection therewith.

“Intellectual Property” shall mean all of the following now owned or hereafter acquired by any Grantor: (A) all Copyrights, Trademarks and Patents, and (B) all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise now owned or hereafter acquired, including (a) all information used or useful arising from the business including all goodwill, trade secrets, trade secret rights, know-how, customer lists, processes of production, ideas, confidential business information, techniques, processes, formulas and all other proprietary information, and (b) rights, priorities and privileges relating to the Copyrights, the Patents, the Trademarks and the Licenses and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom, in each case to the extent the grant by such Grantor of a Security Interest pursuant to this Agreement in any such rights, priorities and privileges relating to intellectual property (i) is not prohibited by any contract, agreement or other instrument governing such rights, priorities and privileges without the consent of any other party thereto (other than a Security Party or the Parent Guarantor), (ii) would not give any other party (other than a Security Party or the Parent Guarantor) to any such contract, agreement or other instrument the right to terminate its obligations thereunder or (iii) is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the relevant parties (other than to the extent that any such prohibition referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents).

“Investment Property” shall mean all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of any Grantor (other than (i) as pledged pursuant to the Second Lien Pledge Agreement and (ii) any Excluded Stock or Stock Equivalents), whether now or hereafter acquired by any Grantor, except, in each case to the extent the grant by a Grantor of a Security Interest therein pursuant to this Agreement in its right, title and interest in any such Investment Property (i) is prohibited by any contract, agreement, instrument or indenture governing such Investment Property without the consent of any other party thereto (other than a Security Party, the Parent Guarantor or a wholly owned subsidiary of a Security Party or the Parent Guarantor) unless such consent has been expressly obtained, or (ii) would give any other party (other than a Security Party, the Parent Guarantor or a wholly owned subsidiary of a Security Party or the Parent Guarantor) to any such contract, agreement, instrument or indenture the right to terminate its obligations thereunder (other than to the extent that any such prohibition referred to in clauses (i) and (ii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate any Grantor to seek or obtain any such consents referred to in clauses (i) or (ii) above).

“IP Security Agreements” shall mean Copyright Security Agreement, Trademark Security Agreement and Patent Security Agreement.

“Issuer Obligations” means (x) any principal, interest, penalties, fees, premiums (if any), indemnifications, reimbursements and other liabilities payable by either or both Issuers under the Notes, or pursuant to the Indenture and any other agreement delivered in connection therewith and (y) any principal, interest, penalties, fees, premiums (if any), indemnifications, reimbursements and other liabilities payable by either or both Issuers pursuant to any or all Additional Second Lien Agreement and any other agreement delivered in connection therewith, in each case, whether now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising on or after the commencement of a proceeding under Title 11, U.S. Code or any similar federal or state law for the relief of debtors (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Lessor” shall have the meaning provided in Section 8.16.

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party.

“Material Subsidiary” shall mean, at any date of determination, each Restricted Subsidiary of the Company (a) whose total assets (when combined with the assets of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) at the last day of the most recent Test Period for which financial statements have been delivered were equal to or greater than 2.5% of the Consolidated Total Assets of the Company and the Restricted Subsidiaries at such date or (b) whose total revenues (when combined with the revenues of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) during such Test Period were equal to or greater than 2.5% of the consolidated revenues of the Company and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the date hereof, Restricted Subsidiaries that are not Material Subsidiaries have, in the aggregate, (x) total assets (when combined with the assets of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) at the last day of such Test Period equal to or greater than 10.0% of the Consolidated Total Assets of the Company and the Restricted Subsidiaries at such date or (y) total revenues (when combined with the revenues of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) during such Test Period equal to or greater than 10.0% of the consolidated revenues of the Company and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP, then the Company shall, on the date on which financial statements for such quarter are delivered pursuant to the Indenture, designate in writing to the Collateral Agent one or more of such Restricted Subsidiaries as “Material Subsidiaries” so that such condition no longer exists. It is agreed and understood that no Receivables Entity shall be a Material Subsidiary.

“Oncor” shall mean Oncor Electric Delivery Company LLC, a Delaware limited liability company.

“Oncor Credit Facility” shall mean the revolving credit agreement, dated October 10, 2007, among Oncor, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Citibank, N.A., as syndication agent, and J.P. Morgan Securities Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs Credit Partners L.P., Lehman Brothers Inc. and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and bookrunners.

“Operating Lease” shall mean any lease of any property (whether real, personal or mixed) by any Grantor as lessee that does not constitute a Capital Lease with respect to such Grantor.

“Operating Lease Rights” shall mean any property, rights or interests of an Grantor as lessee pursuant to an Operating Lease.

“Organizational Document” shall mean, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Government Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Participating Receivables Grantor” means any Grantor that is or becomes a participant in a Permitted Receivables Financing.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a patent, now or hereafter owned by any Grantor (including all Patents) or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“patents” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Patents” shall mean all patents now owned or hereafter acquired by any Grantor, including those referred to on Schedule 2.

“Perfection Certificate” means the Perfection Certificate dated the date hereof.

“Proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the UCC and, in any event, shall include with respect to any Grantor, any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Collateral Agent, (b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Properties” shall have the meaning provided in Section 8.16.

“Required Secured Parties” shall mean the holders of a majority in principal amount of the Second Lien Obligations then outstanding.

“Requirement of Law” shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any present or future law, treaty, statute, rule, regulation, common law or determination of an arbitrator or a court or other Government Authority and all official directives, consents, approvals, authorizations, guidelines, restrictions and policies of any Government Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Second Lien Obligations” shall mean collectively, the Issuer Obligations, the Guarantor Obligations and the Additional Second Lien Obligations.

“Second Lien Pledge Agreement” shall have the meaning assigned to such term in the recitals hereto.

“Second Lien Secured Parties” shall mean collectively, the Collateral Agent, the Trustee, the Holders and, if any, the holders of Additional Second Lien Obligations and any Authorized Representative with respect thereto.

“Security Interest” shall have the meaning provided in Section 2.

“Security Party” shall mean the Issuers, the Subsidiary Grantors and each other Subsidiary of the Company that is or becomes a party to the Indenture, any agreement executed in connection therewith, any Additional Second Lien Agreement or any agreement executed in connection with any thereof.

“Stock” shall mean shares of capital stock or shares in the capital, as the case may be (whether denominated as common stock or preferred stock or ordinary shares or preferred shares, as the case may be), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

“Stock Equivalents” shall mean all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

“Subject Accounts” shall have the meaning provided in Section 5.1.

“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Government Authority whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Test Period” shall mean, for any determination, the four consecutive fiscal quarters of the Company then last ended.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Grantor (including any Trademark) or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“trademarks” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, (ii) all goodwill associated therewith or symbolized thereby and (iii) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“Trademarks” shall mean all trademarks now owned or hereafter acquired by any Grantor, including those referred to on Schedule 3; provided that any United States “intent to use” trademark applications for which a “statement of use” or “amendment to allege use” has not been filed and accepted in the United States Patent and Trademark Office (but only until such statement is filed and accepted), or to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable United States federal law, are excluded from this definition.

“Transition Charges” has the meaning ascribed to such term in Section 39.302(7) of the Texas Utilities Code.

“Transition Property” has the meaning ascribed to such term in Section 39.302(8) of the Texas Utilities Code.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the Second Lien Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(e) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, clause and Schedule references are to this Agreement unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(f) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(g) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

2. Grant of Security Interest.

(a) Each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, for the ratable benefit of the Second Lien Secured Parties, and grants to the Collateral Agent, for the ratable benefit of the Second Lien Secured Parties, a lien on and security interest in (the “Security Interest”), all of its right, title and interest in, to and under all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Second Lien Obligations:

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Documents;

(iv) all equipment and fixtures;

(v) all General Intangibles;

(vi) all Instruments;

(vii) all Intellectual Property;

(viii) all Inventory;

(ix) all Investment Property;

(x) all Supporting Obligations;

(xi) all Collateral Accounts;

(xii) all minerals, oil, gas and As-Extracted Collateral;

(xiii) all books and records pertaining to the Collateral; and

(xiv) the extent not otherwise included, all Proceeds and products of any and all of the foregoing;

provided, that notwithstanding anything to the contrary in this Agreement (x) the Collateral shall exclude (A) Excluded Stock and Stock Equivalents or any other Stock or Stock Equivalents of any Person pledged (or specifically excluded from the pledge) pursuant to the Second Lien Pledge Agreement, (B) Excluded Property, (C) motor vehicles and other assets subject to certificates of title, (D) Letter-of Credit Rights, (E) Commercial Tort Claims, (F) Excluded Lease Rights, (G) assets specifically requiring perfection through control agreements, (H) property or assets subject to capital leases and purchase money obligations to the extent subject to a Lien, in each case permitted by the Indenture and by each Additional Second Lien Agreement, and the terms of the Indebtedness secured by such Lien prohibit assignment of, or granting of a security interest in, such Grantor’s rights and interests therein (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law); provided, that immediately upon the repayment of all Indebtedness secured by such Lien, such Grantor shall be deemed to have granted a Security Interest in all the rights and interests with respect to such property or assets, and (I) any assets as to which the Collateral Agent and the Company have reasonably determined that the costs or other consequences (including adverse tax consequences) of providing a security interest in is excessive in view of the benefits to be gained thereby by the holders of Second Lien Obligations and (y) none of the items included in clauses (i) through (xiv) above shall constitute Collateral to the extent (and only to the extent) that the grant of the Security Interest therein would violate any Requirement of Law applicable to such Collateral.

(b) Each Grantor hereby irrevocably authorizes the Collateral Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file or record (i) financing statements and amendments to financing statements, and (ii) other filing or recording documents or instruments, with respect to the Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets”, “all personal property” or words of similar effect; provided that, with respect to As-Extracted Collateral, the Collateral Agent shall only file or record financing statements in the Secretary of State or other central filing office of the jurisdiction of organization of a Grantor except in connection with a Mortgage. The Collateral Agent shall use reasonable efforts to provide the applicable Grantor with prior notice of any such filing described in clause (ii) above which is actually made by the Collateral Agent, but any such failure to provide notice shall not effect the validity of any such filing or recording. Each Grantor hereby also authorizes the Collateral Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements.

Each Grantor hereby agrees to provide to the Collateral Agent, promptly upon request, any information reasonably necessary to effectuate the filings or recordings authorized by this Section 2(b).

Each Grantor hereby irrevocably authorizes the Collateral Agent to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted hereunder by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent (for the benefit of the Second Lien Secured Parties), as the case may be, as secured party.

Notwithstanding the authorization provided to the Collateral Agent in this Section 2(b), each Grantor shall be responsible for filing any and all financing statements or confirmations or continuations thereof or amendments thereto and the filing or recording of documents or instruments to perfect the security interests of the Collateral Agent under this Agreement, and shall promptly furnish copies of the filed statements, documents and instruments to the Collateral Agent.

The Security Interests are granted as security only and shall not subject the Collateral Agent or any other Second Lien Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

(c) Notwithstanding anything to the contrary in this Section 2, the term Collateral shall not include any Stock and other securities of a Subsidiary to the extent that the pledge of such Stock and other securities would result in the Company being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence; provided that neither the Company nor any Subsidiary shall take any action in the form of a reorganization, merger or other restructuring a principal purpose of which is to provide for the release of the Lien on any Stock pursuant to this clause (c). In addition, in the event that Rule 3-16 of Regulation S-X under the Securities Act of 1933, as amended (“Rule 3-16”), is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other Government Authority) of separate financial statements of any Subsidiary of the Company due to the fact that such Subsidiary’s Stock secures the Second Lien Obligations, then the Stock of such Subsidiary will automatically be deemed not to be part of the Collateral securing the Second Lien Obligations affected thereby but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement. In such event, this Agreement may be amended or modified, without the consent of any Second Lien Secured Party, to the extent necessary to release the Security Interests in favor of the Collateral Agent on the shares of Stock that are so deemed to no longer constitute part of the Collateral for the Second Lien Obligations only. In the event that Rule 3-16 is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Stock to secure the Second Lien Obligations in excess of the amount then pledged without the filing with the SEC (or any other Government Authority) of separate financial statements of such Subsidiary, then the Stock of such Subsidiary will automatically be deemed to be a part of the Collateral.

3. Representations and Warranties.

Each Grantor hereby represents and warrants to the Collateral Agent and each Second Lien Secured Party that:

3.1. Title; No Other Liens. Except for (a) the Security Interest granted to the Collateral Agent for the benefit of the Second Lien Secured Parties pursuant to this Agreement, (b) the Liens permitted under each of the Indenture and each Additional Second Lien Agreement and (c) any Liens securing Indebtedness which is no longer outstanding or any Liens with respect to commitments to lend which have been terminated, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral that evidences a Lien securing any material Indebtedness is on file or of record in any public office, except such as (i) have been filed in favor of the Collateral Agent for the benefit of the Second Lien Secured Parties pursuant to this Agreement or (ii) are permitted by each of the Indenture and each Additional Second Lien Agreement. For the avoidance of doubt, any reference herein to Liens permitted to be outstanding shall mean only Liens permitted to be outstanding under both the Indenture (so long as it is in effect) and each Additional Second Lien Agreement. The information set forth in the Perfection Certificate is complete and accurate in all respects as of the date hereof.

3.2. Perfected Second Priority Liens.

(a) This Agreement is effective to create in favor of the Collateral Agent, for its benefit and for the benefit of the Second Lien Secured Parties, legal, valid and enforceable Security Interests in the Collateral, subject to the effects of bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general equitable principles.

(b) Subject to the limitations set forth in clause (c) of this Section 3.2, the Security Interests granted pursuant to this Agreement (i) constitute and will continue to constitute valid and perfected Security Interests in the Collateral (as to which perfection may be obtained by the filings or other actions described in clause (A), (B) or (C) of this paragraph, which actions shall have been taken prior to the date hereof to the extent required by this Agreement and shall continue to apply to the Second Lien Obligations under this Agreement and other than with respect to any As-Extracted Collateral that requires the filing or recording of financing statements other than in the office of the Secretary of State or other central filing office in the jurisdiction of organization of the applicable Grantor in order to perfect) in favor of the Collateral Agent, for the benefit of the Second Lien Secured Parties, as collateral security for the Second Lien Obligations, as a result of (A) the completion of the filing in the applicable filing offices of all financing statements, in each case, naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral, (B) delivery to the Collateral Agent (or its bailee) of all Instruments, Chattel Paper, Certificated Securities and negotiable Documents in each case, properly endorsed for transfer to the Collateral Agent or in blank and (C) completion of the filing, registration and recording of a fully executed agreement in the form hereof (or a supplement hereto) and containing a description of all Collateral constituting registered Patents and Trademarks in the United States Patent and Trademark Office (or any successor office) within a three month period (commencing as of the date of this Agreement) or, with respect to Collateral constituting United States Patents and United States registered Trademarks acquired after the date of this Agreement, within three months thereafter, and all Collateral constituting registered Copyrights in the United States Copyright Office (or any successor office) within a one month period (commencing as of the date of this Agreement) or, with respect to Collateral constituting registered United States Copyrights acquired after the date of this Agreement, within one month thereafter pursuant to 35 USC § 261, 15 USC § 1060 or 17 USC § 205 and the regulations thereunder, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction to the extent that a security interest may be perfected by such filings, registrations and recordings, and (ii) are prior to all other Liens on the Collateral other than Liens permitted pursuant to Section 4.12 of the Indenture and by the equivalent provisions of each Additional Second Lien Agreement.

(c) Notwithstanding anything to the contrary herein, no Grantor shall be required to perfect the Security Interests granted by this Agreement by any means other than by (i) filings pursuant to the Uniform Commercial Code of the relevant State(s), (ii) filings approved by United States government offices with respect to Intellectual Property or (iii) delivery to the Collateral Agent (or its bailee) to be held in its possession of all Collateral consisting of Tangible Chattel Paper, Instruments, Certificated Securities or Negotiable Documents; provided that the Grantors shall not be required to deliver to the Collateral Agent any Tangible Chattel Paper, Instruments, Certificated Securities or Negotiable Documents with an individual fair market value of less than $10,000,000. Notwithstanding anything to the contrary herein, no Grantor shall be required to complete any filings or other actions with respect to the perfection of the security interests created hereby in any jurisdiction outside of the United States.

(d) It is understood and agreed that the Security Interests in Investment Property created hereunder shall not prevent the Grantors from using such assets in the ordinary course of their respective businesses.

3.3. Bundled Payments. As of the date hereof, it is not billing for, and has no, Bundled Payments.

4. Covenants.

Each Grantor hereby covenants and agrees with the Collateral Agent and the Second Lien Secured Parties that, from and after the date of this Agreement until all Second Lien Obligations (other than contingent indemnification and reimbursement obligations) are paid in full in cash:

4.1. Maintenance of Perfected Security Interest; Further Documentation.

(a) Such Grantor shall maintain the Security Interest created by this Agreement as a perfected Security Interest having at least the priority described in Section 3.1 and shall defend such Security Interest against the claims and demands of all Persons whomsoever, in each case subject to Section 3.2(c).

(b) Such Grantor will furnish to the Collateral Agent and any other Authorized Representative of holders of Second Lien Obligations statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as to the Senior Collateral Agent (as defined in the Intercreditor Agreement). Within 30 days after the end of each calendar quarter, such Grantor will deliver to the Collateral Agent a written supplement substantially in the form of Annex A hereto with respect to any additional Copyrights, Patents and Trademarks registered or applied for with the United States Patent and Trademark Office or the United States Copyright Office and acquired by such Grantor after the date hereof, all in reasonable detail.

(c) Subject to clause (d) below and Section 3.2(c), each Grantor agrees that at any time and from time to time, at the expense of such Grantor, it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents, including all applicable documents required under Section 3.2(b)(i)(C)), which may be required under any applicable law, or which the Collateral Agent or the Required Secured Parties may reasonably request, in order (i) to grant, preserve, protect and perfect the validity and priority of the Security Interests created or intended to be created hereby or (ii) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Security Interests created hereby and all applicable documents required under Section 3.2(b)(i)(C), all at the expense of such Grantor.

(d) Notwithstanding anything in this Section 4.1 to the contrary, (i) with respect to any assets acquired by such Grantor after the date hereof that are required by the Indenture or any Additional Second Lien Agreement to be subject to the Lien created hereby or (ii) with respect to any Person that, subsequent to the date hereof, is required by the Indenture or any Additional Second Lien Agreement to become a party hereto, the relevant Grantor after the acquisition or creation thereof shall promptly take all actions required by the Indenture, any Additional Second Lien Agreement or this Section 4.1.

4.2. Changes in Locations, Name, etc. Each Grantor will furnish to the Collateral Agent promptly (and in any event within 30 days of such change) a written notice of any change (i) in its legal name, (ii) in its jurisdiction of organization or location for purposes of the UCC, (iii) in its identity or type of organization or corporate structure or (iv) in its Federal Taxpayer Identification Number or organizational identification number. Each Grantor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph. Each Grantor also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

4.3. Notices. Each Grantor will advise the Collateral Agent promptly, in reasonable detail, of any Lien of which it has knowledge (other than the Security Interests created hereby or Liens permitted under each of the Indenture and each Additional Second Lien Agreement) on any of the Collateral which would adversely affect, in any material respect, the ability of the Collateral Agent to exercise any of its remedies hereunder.

4.4. Bundled Payments. From and after the date hereof, no Grantor shall voluntary include Bundled Payment Amounts in a bundled bill.

5. Remedial Provisions.

5.1. Certain Matters Relating to Accounts.

(a) At any time after the occurrence and during the continuance of an Event of Default and after giving reasonable written notice to the Company and any other relevant Grantor, each Authorized Representative, subject to the Intercreditor Agreement, shall have the right, but not the obligation, to instruct the Collateral Agent to (and upon such instruction, subject to the Intercreditor Agreement, the Collateral Agent shall) make test verifications of the Accounts that are Collateral (the “Subject Accounts”) in any manner and through any medium that such Authorized Representative reasonably considers advisable, and each Grantor shall furnish all such assistance and information as such Authorized Representative may require in connection with such test verifications. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Second Lien Secured Party.

(b) The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Subject Accounts and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required in writing by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Subject Accounts, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of and on terms and conditions reasonably satisfactory to the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Second Lien Secured Parties only as provided in Section 5.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Second Lien Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Subject Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At the Collateral Agent’s written request at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Subject Accounts, including all original orders, invoices and shipping receipts.

(d) Upon the occurrence and during the continuance of an Event of Default, a Grantor shall not grant any extension of the time of payment of any of the Subject Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon if the Collateral Agent shall have instructed the such Grantor in writing not to grant or make any such extension, credit, discount, compromise or settlement under any circumstances during the continuance of such Event of Default.

(e) At the direction of the Collateral Agent, upon the occurrence and during the continuance of an Event of Default, each Grantor shall grant to the Collateral Agent to the extent assignable, an irrevocable, non-exclusive, fully paid-up, royalty-free, worldwide license to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Grantor. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation of printout thereof.

5.2. Communications with Security Parties; Grantors Remain Liable.

(a) Subject to the Intercreditor Agreement, the Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default, after giving reasonable written notice to the relevant Grantor of its intent to do so, communicate with obligors under the Subject Accounts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Subject Accounts. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Second Lien Secured Party.

(b) Upon the written request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Subject Accounts that the Subject Accounts have been assigned to the Collateral Agent for the benefit of the Second Lien Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Subject Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any Second Lien Secured Party shall have any obligation or liability under any Subject Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Second Lien Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Second Lien Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Subject Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.3. Proceeds to be Turned Over to Collateral Agent. In addition to the rights of the Collateral Agent and the Second Lien Secured Parties specified in Section 5.1 with respect to payments of Subject Accounts, if an Event of Default shall occur and be continuing and the Collateral Agent so requires by notice in writing to the relevant Grantor (it being understood that the exercise of remedies by the Second Lien Secured Parties pursuant to the Intercreditor Agreement in connection with an Event of Default under Section 6.01 of the Indenture or the equivalent provisions of any Additional Second Lien Agreement shall be deemed to constitute a request by the Collateral Agent for the purposes of this sentence and in such circumstances, no such written notice shall be required), all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the Second Lien Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its dominion and control and on terms and conditions reasonably satisfactory to the Collateral Agent. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Second Lien Secured Parties) shall continue to be held as collateral security for all the Second Lien Obligations and shall not constitute payment thereof until applied as provided in Section 5.4.

5.4. Application of Proceeds. Subject to the Intercreditor Agreement, the Collateral Agent shall apply the proceeds of any collection or sale of the Collateral as well as any Collateral consisting of cash, at any time after receipt in the following order:

First, on a pro rata basis, to the payment of all amounts due to the Collateral Agent, the Trustee or any Authorized Representative under any of the Indenture Documents or the Additional Second Lien Agreements;

Second, on a pro rata basis to any Second Lien Secured Party which has theretofore advanced or paid any fees to the Collateral Agent, the Trustee or any Authorized Representative, an amount equal to the amount thereof so advanced or paid by such Second Lien Secured Party and for which such Second Lien Secured Party has not been previously reimbursed;

Third, on a pro rata basis, to the payment of, without duplication, all principal and other amounts then due and payable in respect of the Second Lien Obligations; and

Last, the balance, if any, after all of the Second Lien Obligations have been indefeasibly paid in full in cash, to the Company on behalf of the Grantors or as otherwise required by Applicable Law.

or, after the payments pursuant to clause First above, if an intercreditor agreement has been entered into among the holders of Second Lien Obligations, pursuant to the terms of such intercreditor agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

5.5. Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC or any other applicable law and also may, with notice to the relevant Grantor, sell the Collateral or any part thereof in one or more parcels at one or more public or private sales, at any exchange, broker’s board or office of the Collateral Agent or elsewhere for cash or on credit or for future delivery at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent and any Second Lien Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and, subject to the terms of the Intercreditor Agreement, the Collateral Agent or such Second Lien Secured Party may pay the purchase price by crediting the amount thereof against the Second Lien Obligations. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Grantor hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Collateral Agent’s request to assemble the Collateral and make it available to the Collateral Agent, at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.5 in accordance with the provisions of Section 5.4.

5.6. Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Second Lien Obligations and the reasonable and documented fees, disbursements and other charges of one firm of counsel and, if necessary, one firm of regulatory counsel and/or one firm of local counsel in each appropriate jurisdiction, to the Collateral Agent (and, in the case of an actual or perceived conflict of interest where the Person affected by such conflict informs the Company of such conflict and thereafter, after receipt of the consent of the Company (which consent shall not be unreasonably withheld or delayed), retains its own counsel, of another firm of counsel for such affected Person) to collect such deficiency.

5.7. Amendments, etc. with Respect to the Second Lien Obligations; Waiver of Rights. Each Grantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor (a) any demand for payment of any of the Second Lien Obligations made by the Collateral Agent or any other Second Lien Secured Party may be rescinded by such party and any of the Second Lien Obligations continued, (b) the Second Lien Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Second Lien Secured Party, (c) the Indenture, any other Indenture Document, any Additional Second Lien Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, from time to time and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Second Lien Secured Party for the payment of the Second Lien Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Second Lien Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Second Lien Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against any Grantor, the Collateral Agent or any other Second Lien Secured Party may, but shall be under no obligation to, make a similar demand on the Company or any Grantor or any other Person, and any failure by the Collateral Agent or any other Second Lien Secured Party to make any such demand or to collect any payments from the Company or any Grantor or any other Person or any release of the Company or any Grantor or any other Person shall not relieve any Grantor in respect of which a demand or collection is not made or any Grantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Second Lien Secured Party against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

6. The Collateral Agent.

6.1. Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a) Each Grantor hereby appoints, which appointment is irrevocable and coupled with an interest, effective upon the occurrence and during the continuance of an Event of Default, the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, either in the Collateral Agent’s name or in the name of such Grantor or otherwise, without assent by such Grantor, to do any or all of the following, in each case after the occurrence and during the continuance of an Event of Default and after written notice by the Collateral Agent of its intent to do so:

(i) take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Subject Account or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Subject Account or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s and the Second Lien Secured Parties’ Security Interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

(iv) execute, in connection with any sale provided for in Section 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(v) obtain and adjust insurance required to be maintained by such Grantor pursuant to Section 4.17 of the Indenture or any equivalent provision of any Additional Second Lien Agreement;

(vi) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

(vii) ask or demand for, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

(viii) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

(ix) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;

(x) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its Affiliates in any manner other than with respect to its continuing rights in such Collateral);

(xi) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its affiliates in any manner other than with respect to its continuing rights in such Collateral);

(xii) assign any Intellectual Property (along with the goodwill of the business to which any such Intellectual Property pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its reasonable business discretion determine; and

(xiii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the Second Lien Secured Parties’ Security Interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1 (to the extent required to be reimbursed by the Grantors pursuant to any of the Indenture, any other Indenture Document or any Additional Second Lien Agreement or any other agreement delivered in connection with any thereof), together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable under the Notes or such Additional Second Lien Agreement, as applicable (whether or not the Notes or any or all Additional Second Lien Obligations are then outstanding), from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the Security Interests created hereby are released.

6.2. Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent, any Second Lien Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Second Lien Secured Parties hereunder are solely to protect the Collateral Agent’s and the Second Lien Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Second Lien Secured Party to exercise any such powers. The Collateral Agent and the Second Lien Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

6.3. Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Second Lien Secured Parties, be governed by the Intercreditor Agreement, and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the applicable Second Lien Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

6.4. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional.

6.5. Continuing Security Interest; Assignments Under the Indenture; Release.

(a) This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Grantor and the successors and assigns thereof and shall inure to the benefit of the Collateral Agent and the other Second Lien Secured Parties and their respective successors, indorsees, transferees and assigns until all Second Lien Obligations (other than any contingent indemnity obligations not then due) and the obligations of each Grantor under this Agreement shall have been satisfied by payment in full.

(b) Subject to the terms of the Intercreditor Agreement, a Subsidiary Grantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Grantor shall be automatically released (x) as it relates to the Guarantor Obligations, upon the consummation of any transaction permitted under the Indenture as a result of which such Subsidiary Grantor ceases to be a Subsidiary Guarantor and (y) as it relates to the Second Lien Obligations under any Additional Second Lien Agreement, upon the consummation of any transaction permitted under such Additional Second Lien Agreement, as a result of which such Subsidiary Guarantor ceases to be a guarantor under such Additional Second Lien Agreement pursuant to the applicable provision(s) of such Additional Second Lien Agreement.

(c) Subject to the terms of the Intercreditor Agreement, the Security Interest granted hereby in any Collateral shall automatically be released (i) if (and to the extent) provided in (A) Section 11.06 of the Indenture and (B) any applicable provision of any Additional Second Lien Agreement, (ii) upon the effectiveness of any written consent to the release of the security interest granted hereby in such Collateral pursuant to Section 11.06 of the Indenture and any applicable provision of any Additional Second Lien Agreement and (iii) as otherwise may be provided in the Intercreditor Agreement. Any such release in connection with any sale, transfer or other disposition of such Collateral shall result in such Collateral being sold, transferred or disposed of, as applicable, free and clear of the Lien and Security Interest created hereby.

(d) In connection with any termination or release pursuant to Section 6.5(a), (b) or (c), the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 6.5 shall be without recourse to or warranty by the Collateral Agent.

6.6. Reinstatement. Each Grantor further agrees that, if any payment made by any Security Party or other Person and applied to the Second Lien Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the Proceeds of Collateral are required to be returned by any Second Lien Secured Party to such Security Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.

7. Collateral Agent as Agent.

(a) The Bank of New York Mellon Trust Company, N.A. has been appointed to act as the Collateral Agent under the Indenture, by the Issuers and, by their acceptance of the benefits hereof, the Holders and the other Second Lien Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to provide consents, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Agreement, the Indenture, the Additional Second Lien Agreements and the Intercreditor Agreement; provided that the Collateral Agent shall exercise, or refrain from exercising, any remedies provided for in Section 5 in accordance with the instructions of the Required Secured Parties. In furtherance of the foregoing provisions of this Section 7(a), each Second Lien Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Second Lien Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of the applicable Second Lien Secured Parties in accordance with the terms of this Section 7(a).

(b) The Collateral Agent shall at all times be the same Person that is the Collateral Agent under the Indenture. Written notice of resignation by the Collateral Agent pursuant to Section 7(c) hereof shall also constitute notice of resignation as Collateral Agent under the Indenture and each Additional Second Lien Agreement; removal of the Collateral Agent shall also constitute removal as Collateral Agent under the Indenture and each Additional Second Lien Agreement; and appointment of a Collateral Agent pursuant to Section 7(c) hereof shall also constitute appointment of a successor Collateral Agent under the Indenture and each Additional Second Lien Agreement. After any retiring or removed Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent hereunder.

(c) A resignation or removal of the Collateral Agent and appointment of a successor Collateral Agent shall become effective only upon the successor Collateral Agent’s acceptance of appointment as provided in this Section 7(c). The Collateral Agent may resign at any time by giving 30 days prior written notice of such resignation to the Issuer and be discharged from the trust hereby created by so notifying the Issuer. The Required Secured Parties may remove the Collateral Agent by so notifying the Collateral Agent and the Issuer in writing. The Issuer may remove the Collateral Agent if:

(i) the Collateral Agent ceases to be a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition;

(ii) the Collateral Agent is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Collateral Agent under any Bankruptcy Law;

(iii) a custodian or public officer takes charge of the Collateral Agent or its property; or

(iv) the Collateral Agent becomes incapable of acting.

If the Collateral Agent resigns or is removed or if a vacancy exists in the office of Collateral Agent for any reason, the Issuer shall promptly appoint a successor Collateral Agent. Within one year after the successor Collateral Agent takes office, the Required Secured Parties may appoint a successor Collateral Agent to replace the successor Collateral Agent appointed by the Issuer.

If a successor Collateral Agent does not take office within 60 days after the retiring Collateral Agent resigns or is removed, the retiring Collateral Agent (at the Issuer’s expense) or the Required Secured Parties may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.

If the Collateral Agent, after written request by any Second Lien Secured Party who has been a Second Lien Secured Party for at least six months, fails to be a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition, such Second Lien Secured Party may petition any court of competent jurisdiction for the removal of the Collateral Agent and the appointment of a successor Collateral Agent.

A successor Collateral Agent shall deliver a written acceptance of its appointment to the retiring Collateral Agent and to the Issuer. Thereupon, the resignation or removal of the retiring Collateral Agent shall become effective, and the successor Collateral Agent shall have all the rights, powers and duties of the Collateral Agent under the documents governing the Second Lien Obligations. The successor Collateral Agent shall mail a notice of its succession to Second Lien Secured Parties. The retiring Collateral Agent shall promptly transfer without representation or warranty of any kind all property held by it as Collateral Agent to the successor Collateral Agent, and execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the Security Interests created hereunder; provided, all sums owing to the Collateral Agent hereunder have been paid and subject to the security interest provided by this Agreement. Notwithstanding replacement of the Collateral Agent pursuant to this Section 7(c), the Issuer’s obligations under Section 7.07 of the Indenture and Section 8.4 hereof shall continue for the benefit of the retiring Collateral Agent.

(d) If the Collateral Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Collateral Agent.

8. Miscellaneous.

8.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Grantor and the Collateral Agent in accordance with Article 9 of the Indenture and the comparable provisions of any Additional Second Lien Agreements.

8.2. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.02 of the Indenture (whether or not then in effect). All such notices to any holder any Additional Second Obligations shall be given at its address set forth in the Additional Second Lien Secured Party Consent, as such address may be changed by written notice to the Collateral Agent and the Company.

8.3. No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any Second Lien Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Second Lien Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Second Lien Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Second Lien Secured Party would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4. Enforcement Expenses; Indemnification.

(a) Each Grantor hereby agrees to indemnify the Collateral Agent, and its successors, assigns, agents and employees (each, an “Indemnitee”), from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefore whether or not the Collateral Agent is a party thereto) imposed on, incurred by or asserted against the Collateral Agent, or its successors, assigns, agents and employees, in any way relating to or arising out of this Agreement or the purchase, ownership, lease, possession, use, operation, condition, sale or other disposition of any Collateral (including any claim for Patents, Trademark or Copyright infringement); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages penalties, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or such Indemnitee’s Related Parties or (y) arise from any dispute solely among Indemnitees. In no event shall the Collateral Agent be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever, irrespective of whether the Collateral Agent has been informed of the likelihood of such loss or damages and regardless of the form of action. WITHOUT LIMITATION OF THE

FOREGOING BUT SUBJECT TO ANY LIMITATION CONTAINED THEREIN, IT IS THE INTENTION OF EACH GRANTOR AND EACH GRANTOR AGREES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNITIEE WITH RESPECT TO LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL EXPENSES OF LITIGATION OR PREPARATION THEREFOR), WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNITEE.

(b) Each Grantor agrees to pay any and all reasonable and documented out-of-pocket costs and expenses (including all reasonable and documented fees, disbursements and other charges of one firm of counsel, and, if necessary, one firm of regulatory counsel and/or one firm of local counsel in each appropriate jurisdiction, in each case to the Collateral Agent (and, in the case of an actual or perceived conflict of interest where the Person affected by such conflict informs the Company of such conflict and thereafter, after receipt of the consent of the Company (which consent shall not be unreasonably withheld or delayed), retains its own counsel, of another firm of counsel for such affected Person)) that may be paid or incurred by the Collateral Agent in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Second Lien Obligations and/or enforcing any rights with respect to, or collecting against, such Grantor under this Agreement.

(c) Each Grantor agrees to pay, and to save the Collateral Agent harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement, other than Excluded Taxes and any interest, penalties or expenses caused by the Collateral Agent’s gross negligence or willful misconduct.

(d) The agreements in this Section 8.4 shall survive repayment of the Notes and each other Second Lien Obligation.

8.5. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent except pursuant to a transaction permitted by both the Indenture and each Additional Second Lien Agreement.

8.6. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission (e.g., a “pdf” or “tif” file)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Collateral Agent and the Company.

8.7. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

8.8. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.9. Integration. This Agreement together with the Indenture, the Notes, each other agreement or instrument executed or issued in connection therewith, each Additional Second Lien Agreement and each other agreement or instrument executed or issued in connection with any thereof represents the agreement of each of the Grantors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Second Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or therein.

8.10. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.11. Submission to Jurisdiction Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement, any other Indenture Document to which it is a party, and any Additional Second Lien Agreement to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Second Lien Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Second Lien Secured Party) to sue in any other jurisdiction;

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.11 any special, exemplary, punitive or consequential damages; and

(f) agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

8.12. Acknowledgments. Each party hereto hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, any of the other Indenture Documents to which it is a party, and each Additional Second Lien Agreement to which it is a party;

(b) neither the Collateral Agent nor any other Second Lien Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement, any of the other Indenture Documents, or any Additional Second Lien Agreement, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the other Second Lien Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Indenture Documents or any Additional Second Lien Agreement or otherwise exists by virtue of the transactions contemplated hereby among the Holders and any other Second Lien Secured Party or among the Grantors and the Holders and any other Second Lien Secured Party.

8.13. Additional Grantors. Each Subsidiary of the Company that is required to become a party to this Agreement pursuant to Section 4.18 of the Indenture and/or the equivalent provision of any Additional Second Lien Agreement shall become a Grantor, with the same force and effect as if originally named as a Grantor herein, for all purposes of this Agreement upon execution and delivery by such Subsidiary of a written supplement substantially in the form of Annex B hereto or in such other form reasonably satisfactory to the Collateral Agent. The execution and delivery of any instrument adding an additional Grantor as a party to this Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

8.14. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER INDENTURE DOCUMENT, OR ANY ADDITIONAL SECOND LIEN AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.15. Oncor Separateness.

(a) The Collateral Agent, on behalf of itself and the Second Lien Secured Parties, acknowledges (i) the legal separateness of the Issuers and the Grantors from Oncor Holdings and its Subsidiaries, (ii) that the lenders under the Oncor Credit Facility and the noteholders under Oncor and its Subsidiaries’ indentures have likely advanced funds thereunder in reliance upon the separateness of Oncor and its Subsidiaries (and in the case of the Oncor Credit Facility, Oncor Holdings and its respective Subsidiaries) from the Issuers and the Grantors, (iii) that Oncor Holdings and its Subsidiaries have assets and liabilities that are separate from those of Energy Future Holdings Corp. and its other Subsidiaries, (iv) that the Second Lien Obligations owing under the Indenture Documents and any Additional Second Lien Agreement are obligations and liabilities of the Issuers and the Guarantors only, and are not the obligations or liabilities of Oncor Holdings or any of its Subsidiaries, (v) that the Second Lien Secured Parties shall look solely to the Issuers, the Guarantors and their assets, and not to any assets, or to the pledge of any assets, owned by Oncor Holdings or any of its Subsidiaries, for the repayment of any amounts payable pursuant to the Indenture or any Additional Second Lien Agreement and for satisfaction of any other Second Lien Obligations owing to the Second Lien Secured Parties under the Indenture or any Additional Second Lien Agreement, and (vi) that none of Oncor Holdings or its Subsidiaries shall be personally liable to the Second Lien Secured Parties for any amounts payable, or any other liability, under the Indenture, the Second Lien Pledge Agreement or any Additional Second Lien Agreement.

(b) The Collateral Agent, on behalf of itself and the Second Lien Secured Parties, shall not (i) initiate any legal proceeding to procure the appointment of an administrative receiver, or (ii) institute any bankruptcy, reorganization, insolvency, winding up, liquidation, or any like proceeding under applicable law, against Oncor Holdings, Oncor, or any of their Subsidiaries, or against any of Oncor Holdings’s, Oncor’s, or any of their Subsidiaries’ assets. The Collateral Agent, on behalf of itself and the Second Lien Secured Parties, acknowledges and agrees that each of Oncor Holdings, Oncor, and their Subsidiaries is a third party beneficiary of the forgoing covenant and shall have the right to specifically enforce such covenant in any proceeding at law or in equity.

8.16. Energy Plaza Lease. To the extent not prohibited by the Indenture or any Additional Second Lien Agreement, each Grantor (including each additional Grantor pursuant to Section 8.13 hereof) hereby irrevocably waives and releases, for the benefit of the Energy Plaza Lessee (as hereinafter defined), any direct or indirect right of reimbursement, subrogation or other claims which such Grantor may now or in the future have against the Energy Plaza Lessee with respect to any Qualified Letter of Credit (as defined in the First Amendment to Lease Agreement) dated as of June 1, 2007 between U.S. Bank, N.A. (as successor-in-interest to State Street Bank and Trust Company of Connecticut, National Association), as owner trustee of the ZSF/Dallas Tower Trust, a Delaware grantor trust (as trustee only, and not individually) (“Lessor”), and TXU Properties Company, a Texas corporation (“Properties”), including any amounts drawn under the Qualified Letter of Credit. “Energy Plaza Lessee” means Properties or a successor or assignee in its capacity as “Lessee” pursuant to the Lease dated as of February 14, 2002 between Lessor and Properties, as from time to time amended, modified, amended and restated or replaced, relating to the property currently or previously known as Energy Plaza in Dallas, Texas. This Section 8.16 shall be enforceable by the Energy Plaza Lessee, notwithstanding the fact that it is not a party to this Agreement. Nothing in this Section 8.16 shall be construed to modify the relative rights and obligations of the Collateral Agent, the Second Lien Secured Parties and Grantors described elsewhere in this Agreement, , the Indenture, the Second Lien Pledge Agreement or any Additional Second Lien Agreement.

8.17. Additional Second Lien Obligations. On or after the date hereof and so long as expressly permitted by the Indenture, the Intercreditor Agreement and any Additional Second Lien Agreement then outstanding, the Company may from time to time designate Indebtedness at the time of incurrence to be secured on a pari passu basis with the Second Lien Obligations as Additional Second Lien Obligations hereunder by delivering to the Collateral Agent and each Authorized Representative (a) a certificate signed by an Authorized Officer of the Company (i) identifying the obligations so designated and the initial aggregate principal amount or face amount thereof, (ii) stating that such obligations are designated as Additional Second Lien Obligations for purposes hereof, (iii) representing that such designation of such obligations as Additional Second Lien Obligations complies with the terms of the Indenture and any Additional Second Lien Agreement then outstanding and (iv) specifying the name and address of the Authorized Representative for such obligations and (b) a fully executed Additional Second Lien Secured Party Consent. Each Authorized Representative agrees that upon the satisfaction of all conditions set forth in the preceding sentence, the Collateral Agent shall act as agent under and subject to the terms of this Agreement, the Second Lien Pledge Agreement, the Intercreditor Agreement and each Additional Second Lien Agreement for the benefit of all Second Lien Secured Parties, including without limitation, any Second Lien Secured Parties that hold any such Additional Second Lien Obligations, and each Authorized Representative agrees to the appointment, and acceptance of the appointment, of the Collateral Agent as agent for the holders of such Additional Second Lien Obligations as set forth in each Additional Second Lien Secured Party Consent and the Joinder Agreement (as defined in the Intercreditor Agreement) and agrees, on behalf of itself and each Second Lien Secured Party it represents, to be bound by this Agreement.

8.18. Force Majeure. In no event shall the Collateral Agent be responsible or liable for any failure of delay in the performance of its obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accident, acts of war or terrorism, civil or military disturbances, nuclear or nature catastrophes or acts of God, and interruptions, loss or malfunction of utilities, communication, or computer (software or hardware) services.

8.19. Intercreditor Agreement. Notwithstanding anything to the contrary contained in this Agreement, (i) the Liens granted to the Collateral Agent pursuant to this Agreement are expressly subject and subordinate to the Liens granted in favor of the Senior Secured Parties (as defined in the Intercreditor Agreement) as and to the extent set forth in the Intercreditor Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, with respect to any Collateral, until the occurrence of the Discharge of Senior Obligations (as such term is defined in the Intercreditor Agreement), any obligation of the Company and any Subsidiary Grantor hereunder or under any other Security Document with respect to the delivery or control of any Collateral, the notation of any lien on any certificate of title, bill of lading or other document, the giving of any notice to any bailee or other Person, the provision of voting rights or the obtaining of any consent of any Person shall be subject and subordinate to the rights of the Senior Collateral Agent (as such term is defined in the Intercreditor Agreement) pursuant to the Senior Collateral Documents (as such term is defined in the Intercreditor Agreement). To the extent that compliance by the Company or a Subsidiary Grantor, as applicable, with any actions specified in the immediately proceeding sentence would (x) conflict with the exercise of or direction by the Senior Collateral Agent of comparable rights, (y) require delivery of collateral which can only be delivered to one Person or (z) be, under Applicable Law, prohibited or unable to be completed, then the applicable Grantor shall not have to take any such actions so long as the applicable Grantor is, with respect to clause (x), complying with the exercise of, or direction by, the Senior Collateral Agent, with respect to clause (y), has delivered such collateral to the Senior Collateral Agent or any of its agents, and, with respect to clause (z), only so long as Applicable Law would prevent such compliance.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Second Lien Security Agreement to be duly executed and delivered as of the date first above written.

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

By:	/s/ Anthony R. Horton
Name: Anthony R. Horton
Title: Treasurer

TCEH FINANCE, INC.

By:	/s/ Anthony R. Horton
Name: Anthony R. Horton
Title: Treasurer

BIG BROWN 3 POWER COMPANY LLC
BIG BROWN LIGNITE COMPANY LLC
BIG BROWN POWER COMPANY LLC
COLLIN POWER COMPANY LLC
DECORDOVA POWER COMPANY LLC
GENERATION MT COMPANY LLC
GENERATION SVC COMPANY
LAKE CREEK 3 POWER COMPANY LLC
LUMINANT BIG BROWN MINING COMPANY LLC
LUMINANT ENERGY COMPANY LLC
LUMINANT ENERGY SERVICES COMPANY
LUMINANT ENERGY TRADING CALIFORNIA COMPANY
LUMINANT ET SERVICES COMPANY
LUMINANT GENERATION COMPANY LLC
LUMINANT HOLDING COMPANY LLC
LUMINANT MINERAL DEVELOPMENT COMPANY LLC
LUMINANT MINING COMPANY LLC
LUMINANT MINING SERVICES COMPANY
LUMINANT POWER SERVICES COMPANY
LUMINANT RENEWABLES COMPANY LLC
MARTIN LAKE 4 POWER COMPANY LLC
MONTICELLO 4 POWER COMPANY LLC
MORGAN CREEK 7 POWER COMPANY LLC
NCA RESOURCES DEVELOPMENT COMPANY LLC

[SIGNATURE PAGE TO SECOND LIEN SECURITY AGREEMENT]

OAK GROVE MANAGEMENT COMPANY LLC
OAK GROVE MINING COMPANY LLC
OAK GROVE POWER COMPANY LLC
SANDOW POWER COMPANY LLC
TRADINGHOUSE 3 & 4 POWER COMPANY LLC
TRADINGHOUSE POWER COMPANY LLC
TXU ENERGY RETAIL COMPANY LLC
TXU ENERGY SOLUTIONS COMPANY LLC
TXU RETAIL SERVICES COMPANY
TXU SEM COMPANY
TXU SESCO COMPANY LLC
TXU SESCO ENERGY SERVICES COMPANY

VALLEY NG POWER COMPANY LLC
VALLEY POWER COMPANY LLC

By:	/s/ Anthony R. Horton
Name: Anthony R. Horton
Title: Treasurer

[SIGNATURE PAGE TO SECOND LIEN SECURITY AGREEMENT]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent

By:	/s/ Julie H. Ramos
Name: Julie Hoffman-Ramos
Title: Senior Associate

[SIGNATURE PAGE TO SECOND LIEN SECURITY AGREEMENT]

Schedule 1

Copyrights

Owner	Title	App./Reg. No.
Generation SVC Company (previously known as TXU Generation Services Company)	Software Programs for Automatic Board Tester	TX001272989 11/09/2005

Schedule 2

Patents

None.

Schedule 3

Trademarks

Owner	Title	App./Reg. No
TXU Energy Retail Company LLC	THE POWER OF PEACE OF MIND	3,145,383
TXU Energy Retail Company LLC	THE POWER OF PEACE OF MIND	3,145,380
TXU Energy Retail Company LLC	TXU ENERGY REWARDS+	3,232,624
TXU Energy Retail Company LLC	TXU ENERGY and Design	85/004,440
TXU Energy Retail Company LLC	TXU ENERGY and Design	85/004,451
TXU Energy Retail Company LLC	TXU ENERGY and Design	85/004,458
TXU Energy Retail Company LLC	THE RIGHT THINGS. RIGHT NOW	85/008,013
TXU Energy Retail Company LLC	THE RIGHT THINGS. RIGHT NOW	85/008,022
TXU Energy Retail Company LLC	ENERGY AID (Texas State)	5605717

ANNEX A TO

THE SECOND LIEN SECURITY AGREEMENT

SUPPLEMENT NO. [    ], dated as of [            ], to the SECOND LIEN SECURITY AGREEMENT dated as of October 6, 2010, among each of the Grantors listed on the signature pages thereto (each such subsidiary individually, a “Grantor” and, collectively, the “Grantors”), and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent for the benefit of the Second Lien Secured Parties (as defined therein).

A. Reference is made to the Indenture, dated as of October 6, 2010 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Indenture”) among Texas Competitive Electric Holdings Company (the “Company”), TECH Finance, Inc. (“TCEH Finance” and, together with the Company, the “Issuers”), the Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as Trustee.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien Security Agreement.

C. The Grantors have entered into the Second Lien Security Agreement in order to induce the purchasers to purchase the Notes and to induce the purchasers of any Additional Second Lien Obligations to make their respective advances thereunder.

D. Pursuant to Section 4.1(b) of the Second Lien Security Agreement, within 30 days after the end of each calendar quarter, each Grantor has agreed to deliver to the Collateral Agent a written supplement substantially in the form of this Supplement with respect to any additional Copyrights, Patents and Trademarks acquired by such Grantor after the date of the Indenture. The Grantors have identified on Schedule I, II and III hereto the additional Copyrights, Patents and Trademarks registered or applied for with the United States Patent and Trademark Office or the United States Copyright Office acquired by such Grantors after the date of the Indenture. The undersigned Grantors are executing this Supplement in order to facilitate supplemental filings to be made by the Collateral Agent with the United States Copyright Office and the United States Patent and Trademark Office.

Accordingly, the Collateral Agent and the Grantors agree as follows:

SECTION 1. (a) Schedule 1 of the Second Lien Security Agreement is hereby supplemented, as applicable, by the information (if any) set forth in the Schedule I hereto, (b) Schedule 2 of the Second Lien Security Agreement is hereby supplemented, as applicable, by the information (if any) set forth in the Schedule II hereto and (c) Schedule 3 of the Second Lien Security Agreement is hereby supplemented, as applicable, by the information (if any) set forth in the Schedule III hereto.

SECTION 2. Each Grantor hereby grants to the Collateral Agent for the benefit of the Second Lien Secured Parties a security interest in the Intellectual Property set forth in Schedules I, II and III hereto. Each Grantor hereby represents and warrants that the information set forth on Schedules I, II and III hereto is true and correct in all material respects as of the date hereof.

SECTION 3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission (e.g., a “pdf” or “tif” file)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent and the Company. This Supplement shall become effective as to each Grantor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such Grantor and the Collateral Agent.

A-1

SECTION 4. Except as expressly supplemented hereby, the Second Lien Security Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Second Lien Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All notices, requests and demands pursuant hereto shall be made in accordance with Section 8.2 of the Second Lien Security Agreement.

SECTION 8. Each Grantor agrees to reimburse the Collateral Agent for its respective reasonable and documented out-of-pocket costs and expenses in connection with this Supplement, including the reasonable and documented fees, other charges and disbursements of one firm of counsel, and, if necessary, one firm of regulatory counsel and/or one firm of local counsel in each appropriate jurisdiction, in each case to the Collateral Agent (and, in the case of an actual or perceived conflict of interest where the Person affected by such conflict informs the Company of such conflict and thereafter, after receipt of the consent of the Company (which consent shall not be unreasonably withheld or delayed), retains its own counsel, of another firm of counsel for such affected Person).

[Signature Pages Follow]

A-2

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have duly executed this Supplement to the Second Lien Security Agreement as of the day and year first above written.

, as Grantor

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO SUPPLEMENT NO. [    ] TO SECOND LIEN SECURITY AGREEMENT]

Schedule I

Copyrights

UNITED STATES COPYRIGHTS:

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	DESCRIPTION	APPLICATION NUMBER

Schedule II

Patents

UNITED STATES PATENTS:

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	DESCRIPTION	APPLICATION NUMBER

Schedule III

Trademarks

UNITED STATES TRADEMARKS:

Registrations:

OWNER	TRADEMARK	REGISTRATION NUMBER

Applications:

OWNER	TRADEMARK	APPLICATION NUMBER

ANNEX B TO

THE SECOND LIEN SECURITY AGREEMENT

SUPPLEMENT NO. [    ], dated as of [            ], to the SECOND LIEN SECURITY AGREEMENT dated as of October 6, 2010, among each of the Grantors listed on the signature pages thereto (each such subsidiary individually, a “Grantor” and, collectively, the “Grantors”), and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent for the Second Lien Secured Parties (as defined therein).

A. Reference is made to the Indenture, dated as of October 6, 2010 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Indenture”) among Texas Competitive Electric Holdings Company (the “Company”), TECH Finance, Inc. (“TCEH Finance” and, together with the Company, the “Issuers”), the Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as Trustee.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien Security Agreement.

C. The Grantors have entered into the Second Lien Security Agreement in order to induce the purchasers to purchase the Notes and to induce the purchasers of any Additional Second Lien Obligations to make their respective advances thereunder.

D. Section 4.18 of the Indenture and/or the equivalent provision of any other Additional Second Lien Agreement and Section 8.13 of the Second Lien Security Agreement provide that additional Subsidiaries may become Grantors under the Second Lien Security Agreement by execution and delivery of this Supplement. Each undersigned Domestic Subsidiary (each a “New Grantor”) is executing this Supplement in accordance with the requirements of the Second Lien Security Agreement to become a Subsidiary Grantor under the Second Lien Security Agreement in order to induce the holders of any Additional Second Lien Obligations to extend advances or purchase notes thereunder as consideration for advances previously made or notes previously purchased.

Accordingly, the Collateral Agent and the New Grantors agree as follows:

SECTION 1. In accordance with subsection 8.13 of the Second Lien Security Agreement, each New Grantor by its signature below becomes a Grantor under the Second Lien Security Agreement with the same force and effect as if originally named therein as a Grantor and each New Grantor hereby (a) agrees to all the terms and provisions of the Second Lien Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof (except where such representations and warranties expressly related to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date). In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of the Second Lien Obligations, does hereby bargain, sell, convey, assign, set over, mortgage, pledge, hypothecate and transfer to the Collateral Agent, for the benefit of the Second Lien Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the Second Lien Secured Parties, a Security Interest in all of the Collateral of such New Grantor, in each case whether now or hereafter existing or in which it now has or hereafter acquires an interest. Each reference to a “Grantor” in the Second Lien Security Agreement shall be deemed to include each New Grantor. The Second Lien Security Agreement is hereby incorporated herein by reference.

SECTION 2. Each New Grantor represents and warrants to the Collateral Agent and the other Second Lien Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or law).

SECTION 3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission (e.g. a “pdf” or “tif’ file)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent and the Company. This Supplement shall become effective as to each New Grantor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New Grantor and the Collateral Agent.

SECTION 4. Each New Grantor hereby represents and warrants that (a) set forth on Schedule I hereto is (i) the legal name of such New Grantor, (ii) the jurisdiction of incorporation or organization of such New Grantor, (iii) the type of organization or corporate structure of such New Grantor (iv) the Federal Taxpayer Identification Number and organizational number of such New Grantor and (v) the true and correct location of the chief executive office and principal place of business and any office in which it maintains books of records relating to Collateral owned by it and (b) as of the date hereof (i) Schedule II hereto sets forth, in proper form for filing with the United States Copyright Office, all of each New Grantor’s Copyrights registered or applied for with the United States Copyright Office, (ii) Schedule III hereto sets forth, in proper form for filing with the United States Patent and Trademark Office, all of each New Grantor’s Patents registered or applied for with the United States Patent and Trademark Office, (iii) Schedule IV hereto sets forth, in proper form for filing with the United States Patent and Trademark Office, all of each New Grantor’s Trademarks (and all applications therefor).

SECTION 5. Except as expressly supplemented hereby, the Second Lien Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 7. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Second Lien Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All notices, requests and demands pursuant hereto shall be made in accordance with Section 8.2 of the Second Lien Security Agreement. All communications and notices hereunder to each New Grantor shall be given to it in care of the Company at the Company’s address set forth in Section 13.02 of the Indenture (whether or not then in effect) and all notices to any holder of obligations under any Additional Second Lien Agreements, at its address set forth in the Additional Second Lien Secured Party Consent, as such address may be changed by written notice to the Collateral Agent and the Company.

SECTION 9. Each New Grantor agrees to reimburse the Collateral Agent for its respective reasonable and documented out-of-pocket costs and expenses in connection with this Supplement, including the reasonable and documented fees, other charges and disbursements of one firm of counsel, and, if necessary, one firm of regulatory counsel and/or one firm of local counsel in each appropriate jurisdiction, in each case to the Collateral Agent (and, in the case of an actual or perceived conflict of interest where the Person affected by such conflict informs the Company of such conflict and thereafter, after receipt of the consent of the Company (which consent shall not be unreasonably withheld or delayed), retains its own counsel, of another firm of counsel for such affected Person).

[Signature Pages Follow]

IN WITNESS WHEREOF, each New Grantor and the Collateral Agent have duly executed this Supplement to the Second Lien Security Agreement as of the day and year first above written.

, as New Grantor

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO SUPPLEMENT NO. [__] TO SECOND LIEN SECURITY AGREEMENT

Schedule I

COLLATERAL

Legal Name	Jurisdiction of Incorporation or Organization	Type of Organization or Corporate Structure	Federal Taxpayer Identification Number and Organizational Identification Number	Chief Executive Office and Principal Place of Business

Schedule II

Copyrights

UNITED STATES COPYRIGHTS:

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	DESCRIPTION	APPLICATION NUMBER

Schedule III

Patents

UNITED STATES PATENTS:

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	DESCRIPTION	APPLICATION NUMBER

Schedule IV

Trademarks

UNITED STATES TRADEMARKS:

Registrations:

OWNER	TRADEMARK	REGISTRATION NUMBER

Applications:

OWNER	TRADEMARK	APPLICATION NUMBER

ANNEX C TO THE

SECOND LIEN SECURITY AGREEMENT

[Form of]

ADDITIONAL SECOND LIEN SECURED PARTY CONSENT

[Name of Additional Second Lien Secured Party]

[Address of Additional Second Lien Secured Party]

[Date]

__________________________

__________________________

__________________________

The undersigned is the Authorized Representative for Persons wishing to become Second Lien Secured Parties (the “New Second Lien Secured Parties”) under (i) the Second Lien Security Agreement dated as of October 6, 2010 (as heretofore amended and/or supplemented, the “Second Lien Security Agreement” (terms used without definition herein have the meanings assigned to such term by the Second Lien Security Agreement)), (ii) the Second Lien Pledge Agreement dated as of October 6, 2010 (as heretofore amended and/or supplemented, the “Second Lien Pledge Agreement”) among each of the Grantors listed on the signature pages thereto (each such subsidiary individually, a “Grantor” and, collectively, the “Grantors”), and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent for the Second Lien Secured Parties (as defined therein) and (iii) the Indenture and each Additional Second Lien Agreement, including the Mortgage.

In consideration of the foregoing, the undersigned hereby:

(i) represents that the Authorized Representative has been duly authorized by the New Second Lien Secured Parties to become a party to the Second Lien Security Agreement, the Second Lien Pledge Agreement, the Indenture and each Additional Second Lien Agreement on behalf of the New Second Lien Secured Parties under that [DESCRIBE OPERATIVE AGREEMENT] (the “New Secured Obligation”) and to act as the Authorized Representative for the New Second Lien Secured Parties;

(ii) acknowledges that the New Second Lien Secured Parties has received a copy of the Second Lien Security Agreement, the Second Lien Pledge Agreement, the Indenture, each Additional Second Lien Agreement and the Intercreditor Agreement;

(iii) appoints and authorizes the Collateral Agent to take such action as agent on its behalf and on behalf of all other Second Lien Secured Parties and to exercise such powers under the Second Lien Security Agreement, the Second Lien Pledge Agreement, the Indenture, each Additional Second Lien Agreement and Intercreditor Agreement as are delegated to the Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto;

C-1

The Collateral Agent, by acknowledging and agreeing to this Additional Second Lien Secured Party Consent, accepts the appointment set forth in clause (iii) above.

THIS ADDITIONAL SECOND LIEN SECURED PARTY CONSENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

C-2

IN WITNESS WHEREOF, the undersigned has caused this Additional Second Lien Secured Party Consent to be duly executed by its authorized officer as of the          day of 20    .

[NAME OF AUTHORIZED REPRESENTATIVE]

By:
Name:
Title:

Acknowledged and Agreed
The Bank of New York Mellon Trust Company, N.A.,
as Collateral Agent

By:
Name:
Title:

Texas Competitive Electric Holdings Company LLC The other Grantors party to the Second Lien Security Agreement, each as Grantor

By:
Name:
Title:

[SIGNATURE PAGE TO SUPPLEMENT NO. [__] TO SECOND LIEN SECURITY AGREEMENT]